As filed with the Securities and Exchange Commission
                        on July 22, 1997

                                         Registration No. 333-
=====================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                         ----------------

                             FORM S-3
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                         ----------------

                      Eastman Kodak Company
      (Exact name of registrant as specified in its charter)

             New Jersey                          16-0417150
   (State or other jurisdiction              (I.R.S. employer
of incorporation or organization)           identification number)

                        343 State Street
                     Rochester, New York 14650
                          (716) 724-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ----------------

                        JOYCE P. HAAG, ESQ.
                             Secretary
                       Eastman Kodak Company
                         343 State Street
                  Rochester, New York 14650-0208
                          (716) 724-4368
        (Name, address, including zip code, and telephone
       number, including area code, of agent for service)

                        ----------------

 Approximate date of commencement of proposed sale to the public:
       From time to time after this Registration Statement
                       becomes effective.

                  -----------------------------

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                  -----------------------------

                 CALCULATION OF REGISTRATION FEE

============================================================================

                                Proposed     Proposed
Title of                        maximum      maximum
securities        Amount        offering     aggregate         Amount of
to be             to be         price        offering          registration
registered        registered    per share    price             fee
----------------------------------------------------------------------------
Common Stock,
$2.50 par value   1,500,000     $66(1)       $99,000,000(1)    $30,096
============================================================================

(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 based upon the average of the high and low prices of the Common Stock reported in the New York Stock Exchange consolidated reporting system on July 18, 1997.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

=====================================================================

[Picture omitted]

PROSPECTUS

                          [Logo] Eastman Kodak Shares Program

                          July, 1997







                    PROGRAM HIGHLIGHTS
                    -------------------------------------------
                    Purchase Eastman Kodak Company common
                    stock with no fees or commissions
                    -------------------------------------------
                    Build your investment over time, starting
                    with as little as $150
                    -------------------------------------------
                    Your investment will continue to grow
                    through automatic reinvestment of dividends
                    -------------------------------------------
                    If you wish, you can easily add to your
                    investment with automatic monthly payments
                    -------------------------------------------
                    Invest up to $120,000 per year
                    -------------------------------------------




Neither the Securities and Exchange Commission nor any state securities regulators has approved the common stock discussed in this Prospectus, nor have they determined whether this Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

-----------------------------------------
Information about Eastman Kodak Company
-----------------------------------------

Kodak is the world's largest manufacturer and marketer of imaging products and has one of the world's most recognized and respected brand names.

We make photographic films and papers for a wide range of consumer, entertainment, professional, business, and health-related uses. We develop, manufacture, and market traditional and digital cameras, photographic plates and chemicals, processing and audiovisual equipment, as well as document management products, applications software, printers, and other business equipment. We also provide photographic processing and repair and maintenance services.

Kodak products are sold throughout the world.

Eastman Kodak Company is a publicly traded company and, therefore, a great deal of information is available.

Here are some of the documents available to help you learn about the Company:

         |_|  Annual Report to Shareholders

         |_|  Proxy Statement

         |_|  Reports 10-Q and 10-K

You can get copies of these reports and other documents incorporated by reference in this Prospectus at no charge by contacting:

      LITERATURE & MARKETING SUPPORT
      EASTMAN KODAK COMPANY
      343 STATE STREET
      ROCHESTER, NEW YORK 14650-0532
      716-724-2783

Kodak shares are traded on the New York Stock Exchange. Our ticker symbol is EK.

If you have questions about Eastman Kodak Company, you may visit our Internet website at http://www.kodak.com. or Kodak's
Investor's Center at http://www.kodak.com/go/shares. You may also contact:

      COORDINATOR, SHAREHOLDER SERVICES
      EASTMAN KODAK COMPANY
      343 STATE STREET
      ROCHESTER, NEW YORK 14650-0520
      716-724-5492

-----------------------------------------------------------
A few words about why we are offering this Shares Program
-----------------------------------------------------------

We designed the Eastman Kodak Shares Program to give investors a way to systematically and affordably build their ownership interest in the Company. It is also designed to give our customers, suppliers and others a simple, convenient and economical way to become shareholders of Kodak.

Before you decide to invest in Kodak stock, please read this booklet carefully. If you do invest, please keep this booklet with your permanent investment records, since it contains important information about the Program.

If you have questions about the Eastman Kodak Shares Program, please contact the Program Agent:

      BANKBOSTON, N.A.
      EASTMAN KODAK SHARES PROGRAM
      P.O. BOX 8023
      BOSTON, MA 02266-8023
      800-253-6057


-----------------------------
Description of Common Stock
-----------------------------

DIVIDEND RIGHTS -- Each share of Kodak common stock is entitled to the same dividend. Dividends are declared by the Board of Directors and paid by Kodak when the Board of Directors determines.

VOTING RIGHTS -- Each shareholder is entitled to one vote for each share held. There are no cumulative voting rights. Shareholders are entitled to vote on all matters requiring shareholder approval under New Jersey law and Kodak's Restated Certificate of Incorporation and By-Laws, and to elect the members of the Board of Directors. Directors are divided into three classes. Each class has approximately the same number of directors. At each annual meeting of the shareholders, directors are elected for three (3) years and replace the directors whose terms have expired.

LIQUIDATION RIGHTS -- If the Company is liquidated, shareholders of common stock are entitled to receive all assets of the Company which remain after the Company's debts are paid and the holders of preferred stock are paid.

PREEMPTIVE RIGHTS -- The common stock has no preemptive rights.
There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by Kodak on the common stock.

-----------------------------------------
A Summary of Important Program Features
-----------------------------------------

|_| Any investor who wishes to make an initial purchase of Kodak stock can do so by completing an Enrollment Form and sending a check or money order (made payable to "BKB-Kodak") to the Program Agent, BankBoston, N.A.

|_| If you are not already a registered Kodak shareholder, the initial investment must be at least $150 (in U.S. dollars). Additional investments can be made at any time with as little as $50 (in U.S. dollars).

|_| You can also sign up to purchase shares through an automatic, monthly transfer of $50 or more (in U.S. dollars) from your bank account.

|_| Your dividends (or any portion you choose) will be automatically reinvested in Kodak stock.

|_| Each time you invest you will receive a statement that will show you the status of your account.

|_| If you already own shares of Kodak and have certificates for them, you can deposit them in the Program.

|_| You do not pay fees or brokerage commissions when you buy shares through the Program. Please note, however, that the maximum amount you can invest through the Program is $120,000 (in U.S. dollars) per year, per account.

|_| You can sell some or all of your shares through the Program Agent for a nominal fee. Or, if you prefer to have complete control over the timing and price at which you sell, you may withdraw your shares, at no cost to you, and sell them through a broker of your choice.

-------------------------------
A Summary of Program Benefits
-------------------------------

|_| You do not need to be a current Kodak shareholder, nor do you need to have a broker, in order to participate.
     Enrolling in the Program is easy. The Enrollment Form is designed to guide you through each step and to help you set up your account in a way that is best for you.

|_| You can start with a relatively small investment, which will help you diversify your financial assets.

|_| The automatic monthly investment feature can help you add to your investment over time in a systematic fashion.

|_| Your investment will continue to build through the automatic reinvestment of your dividends, until you tell us to stop. Then, your dividends can either be mailed to you or deposited directly in your bank account.

|_| Keeping track of your account and entering into new transactions is also easy. The statement includes a form that will help you make additional investments, sales, or withdrawals -- all of which may be handled by mail.

|_| You won't have to worry about your Kodak stock certificates being lost or stolen, wonder where they are, or have to deliver them when you want to sell.

|_| Because there are no fees or brokerage commissions on purchases, the entire amount of your investment goes directly into Kodak stock.

|_| The Program offers you flexibility when you decide to sell your shares.

HERE'S HOW THE PROGRAM WORKS
----------------------------

------------------------------------
Who May Participate in the Program
------------------------------------

All U.S. citizens are eligible to join the Program, whether or not they are currently shareholders.

Foreign citizens are eligible to participate as long as their participation would not violate any laws in their home countries.

---------------
How to Enroll
---------------

You may join the Program at any time by completing an Enrollment
Form and returning it to the Program Agent.

If you are a Kodak shareholder of record (that is, if you own Kodak stock registered in your name), simply fill out and return the Enrollment Form to sign up for reinvestment of dividends or automatic monthly purchases. The Enrollment Form provides for the purchases of additional shares of common stock through the following options:

FULL DIVIDEND REINVESTMENT -- The Program Agent will apply all your dividends (including dividends on fractional shares) to purchase shares of common stock. You may also make additional investments in the Program.

PARTIAL REINVESTMENT -- The Program Agent will apply only the portion of your dividends you designate to purchase shares of common stock. The balance will be sent to you. You may also make additional investments in the Program.

ADDITIONAL INVESTMENT -- This option permits you to make additional investments whether or not you decide to reinvest your dividends.

You may change your reinvestment option at any time by calling the Program Agent.

If you do not currently own Kodak stock, or if you wish to establish a separate account (for example, an account with your spouse or as a custodian for a minor), fill out the Enrollment Form and return it to the Program Agent. You must enclose a check or money order (made payable to "BKB-Kodak") for at least $150 (in U.S. dollars).

If you own shares of Kodak but they are held in the name of a bank or broker (that is, in "street name"), ask to have your shares registered in your name. Once this is done, you can enroll in the Program at any time using the Enrollment Form.

Your participation begins immediately when the Program Agent receives the signed Enrollment Form. Your Enrollment Form must be received by the Program Agent by the record date in order for the chosen portion of any dividends to be reinvested.

-------------------------------------
How Shares Are Purchased and Priced
-------------------------------------

|_| The Program Agent will buy shares each week, beginning on Wednesday (or the next business day) on the open market through registered broker dealers if your funds are received no later than two (2) business days before that Wednesday.

|_| The purchase price for your shares will be the average price per share paid by the Program Agent for all purchases made that week for Program participants.

|_| In weeks in which a dividend is paid, purchases will occur on the dividend payment date, which may not fall on a Wednesday.

|_| For automatic monthly purchases, the amount will be withdrawn from your bank account on the 20th of each month, or the next business day.

|_| For automatic monthly purchases, shares will be purchased during the last week of the month, beginning on Wednesday of that week, if your enrollment material is received by the last business day of the previous month.

|_| The Program Agent will use your investment to purchase as many full shares as possible and will use any amount remaining to purchase a fraction of a share (computed to three (3) decimal places).


-----------------------
Safekeeping of Shares
-----------------------

This Program offers you the convenience of depositing your certificates for safekeeping. To deposit shares of Kodak stock registered in your name into your Program account, send them to:

      BankBoston, N.A.
      Eastman Kodak Shares Program
      P.O. Box 8023
      Boston, MA 02266-8023

DO NOT sign your certificates and, because your stock certificates are valuable and expensive to replace if lost or stolen, you should use Registered Mail, insured for 2% of the market value of the stock.

-----------------------------------------------------
How to Sell Shares You Acquired Through the Program
-----------------------------------------------------

You can sell some or all of the shares in your Program account by providing written instructions to the Program Agent. Each account statement you receive will have a form for this purpose. You can also sell your shares by calling the Program Agent.

The Program Agent will sell shares daily. The sale price for your shares will be the average price per share received by the Program Agent for all sales made that day for Program participants. A $10.00 service charge and a brokerage commission
(currently $.10 per share) will be deducted from the sale proceeds.

Please note that the Program Agent is not able to accept instructions to sell on a specific day or at a specific price.

          ----------------------------------------------
           PROGRAM AGENT TELEPHONE NUMBER: 800-253-6057
          ----------------------------------------------

If you prefer, you can withdraw shares from the Program, at no cost to you, and sell them through a broker of your own choosing.
Shares will normally be mailed to you within five (5) business days of receipt of your instructions.

If you sell a portion of your shares, the Program Agent will continue to reinvest the dividends on the rest of your shares up to the amount originally authorized by you.

-----------------------------------
How to Receive a Stock Certificate
-----------------------------------

Normally, stock certificates for shares purchased for you under the Program will not be issued, but shares will be registered in the name of the Program Agent or its nominee and credited to your account. However, you may request a stock certificate by calling the Program Agent. There is no charge for this service. Stock certificates for fractional shares, however, will not be issued in any circumstances.

-------------------------------------------
How to Transfer Some or All of Your Shares
-------------------------------------------

To transfer some or all of your shares to a third party, call the Program Agent to request transfer instructions. Once your completed transfer instructions are received by the Program
Agent, your request will be fulfilled within two (2) business days. There is no charge for this service.

------------------------------------------
How to Stop Participating in the Program
------------------------------------------

|_| If you wish to stop reinvesting your dividends, simply call the Program Agent. The Program Agent must receive your request at least five (5) business days before the dividend payment date.

|_| If you wish to stop automatic monthly investments, call the Program Agent. The Program Agent must receive your request at least four (4) business days before the withdrawal date for automatic monthly purchases.

|_| If the request to stop participating is received after these dates it will be processed after the investment has occurred.

|_| If you stop participating in the Program you will have the following options:

     CERTIFICATES -- You may request a stock certificate for all full shares in your account. Any fractional shares will be converted to cash at the current market price and you will receive a check for the proceeds of the sale, less service charges and brokerage commissions.

     CERTIFICATES AND CASH -- You may request a certificate for any portion of your full shares and receive a check for the proceeds of the sale of the remaining full and fractional shares, less service charges and brokerage commissions.

     CASH -- You may request conversion to cash of all your full and fractional shares and receive a check for the proceeds of the sale, less service charges and brokerage commissions.

-----------------------------------------
Arrangement for Meetings of Shareholders
-----------------------------------------

For any shareholder meeting, you will receive a proxy that covers all the shares you hold. The proxy allows you to indicate how you want your shares to be voted. Your shares will be voted only as you indicate.

-----------------------------------------------------
Handling of Stock Splits, Rights Offerings and Other
Distributions That Might Arise
-----------------------------------------------------

If the Company declares a stock split or stock dividend, we will credit your account with the appropriate number of shares on the payment date.

In the event of a stock subscription or other offering of rights to shareholders, you will be entitled to such rights based on the number of shares credited to your account.

-----------------
Tax Consequences
-----------------

All dividends paid to you, whether or not they are reinvested, are considered taxable income to you in the year they are received. All brokerage commissions that Kodak pays when you buy shares through the Program must also be reported as taxable income to you. The brokerage commissions then become part of your "cost basis", which you will use in determining your taxable gain or loss at the time you sell your shares. The total amount of dividends and brokerage commissions will be reported to you and to the Internal Revenue Service shortly after the close of each year.

As required by law, all shares of stock that are sold through the Program Agent will be reported to the Internal Revenue Service. Any gain or loss, whether you sell through the Program Agent or through a broker of your own choosing, should be reported when you file your income tax return.

Be sure to keep your account statements for income tax purposes.
If you have questions about the tax basis of any transactions, please consult your own tax advisor.

----------
Dividends
----------

Eastman Kodak Company normally pays dividends four (4) times a year, on the first business day of January, April, July and October, with record dates on the first business day of the preceding December, March, June and September.

          ----------------------------------------------
           PROGRAM AGENT TELEPHONE NUMBER: 800-253-6057
          ----------------------------------------------

-------------------
Program Statements
-------------------

Each time you sell or purchase shares through the Program, whether by dividend reinvestment, additional investment or automatic purchases, the Program Agent will send you a statement showing the status of your account. Each statement includes a form for additional purchases, sales or withdrawals. You will also receive each year a statement of brokerage commissions paid by Kodak on your behalf and dividend income received. You should retain these statements for income tax purposes.

-----------------------
Changes to the Program
-----------------------

We may add to, modify or discontinue the Program at any time. We will send you written notice of any significant changes.

Upon discontinuance of the Program, we will return to you any uninvested automatic deductions from your bank account, issue free of charge a certificate for full shares credited to your account and pay you in cash for any fractional shares credited to your account.

------------------------------------------------
Responsibilities of Kodak and the Program Agent
------------------------------------------------

Neither Kodak nor the Program Agent, BankBoston, N.A., will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Program, as described in this Prospectus and on the forms that accompany each investment or activity.

Participants should recognize that neither Kodak nor the Program
Agent can promise a profit or protect against a loss on the common stock purchased under the Program.

--------------
Governing Law
--------------

New York State law governs the terms and conditions of this document, the Enrollment Form, and the account statements.

-----------------------
Additional Information
-----------------------

We must comply with the Securities and Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, proxy statements or other information we file at the SEC's public reference rooms, including its public reference room in Washington D.C. Please call the SEC at 800-SEC-0330 for further information on its public reference rooms. You may also access our SEC filings at the SEC's Internet site (http://www.sec.gov).

This Prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the shares offered under the Program. It does not repeat important information that you can find in our registration statement, reports and other documents that we file with the SEC. The SEC allows us to "incorporate by reference", which means that we can disclose important information to you by referring you to other documents which are legally considered to be a part of this Prospectus. These documents are as follows:

1. Kodak's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996.

2. Kodak's Quarterly Report on Form 10-Q for the quarter ended
   March 31, 1997.

3. Kodak's Proxy Statement dated March 27, 1997.

4. All documents filed by Kodak under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering.

As you read the above documents, you may find some differences in information from one document to another. If you find inconsistencies between the documents and this Prospectus, you should rely on the statements made in the most recent document.

Our SEC filings are also available from our Internet website at http://www.kodak.com.

You should rely only on the information contained in this document or incorporated by reference. We have not authorized anyone to provide you with information that is different.

----------------
Use of Proceeds
----------------

The Company will not receive any proceeds since all shares will be purchased for the Program in the open market.

--------------
Legal Opinion
--------------

Mr. Gary P. Van Graafeiland, General Counsel and Senior
Vice President of the Company, has passed upon the validity of the common stock being offered under this Program.

--------
Experts
--------

We have incorporated our consolidated financial statements in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1996, as amended, in reliance on the report of Price Waterhouse LLP, independent accountants. Price Waterhouse LLP gave this report on its authority as experts in auditing and accounting.

          ----------------------------------------------
           PROGRAM AGENT TELEPHONE NUMBER: 800-253-6057
          ----------------------------------------------

        [Logo] Eastman Kodak Shares Program


       ===========================================================


        Program Agent:
           BankBoston, N.A.
           Eastman Kodak Shares Program
           P.O. Box 8023
           Boston, MA 02266-8023
           800-253-6057

        NYSE Ticker Symbol: EK

        Kodak Internet website address:
        http://www.kodak.com

        Kodak Investor's Center website address:
        http://www.kodak.com/go/shares

                              PART II

            INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

      Registration fee..........................   $ 30,096
      Accounting fees and expenses..............        -0-
                                                     40,900
      Legal fees and expenses...................   ---------
           Total................................   $ 70,996
                                                   =========


-------------------


Item 15.   Indemnification.

           Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify its directors, officers, and employees against (a) expenses or liabilities in connection with any proceeding involving such persons by reason of their being such directors, officers, or employees, other than a proceeding by or in the right of the corporation, if (i) such directors, officers, or employees acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, (ii) with respect to any criminal proceeding, such directors, officers, or employees had no reasonable cause to believe their conduct was unlawful, and
(b) expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor involving such persons by reason of their being such directors, officers, or employees if such directors, officers, or employees acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation.
Article 8, Section 2 of the Company's by-laws provides for indemnification, to the full extent permitted by law, of the Company's directors, officers, and employees. In addition, the Company maintains directors and officers liability insurance insuring its directors and officers against that which they cannot be indemnified by the Company.

Item 16.   Exhibits.

(3)(a)   ---   Certificate of Incorporation of Eastman Kodak
               Company (incorporated by reference to Exhibit 3(A) to the Annual Report on Form 10-K of Eastman Kodak
               Company for the year ended December 31, 1996).

(3)(b)   ---   By-Laws of Eastman Kodak Company (incorporated by
               reference to Exhibit 3(B) to the Annual Report on Form 10-K of Eastman Kodak Company for the year ended December 31, 1996).

(5)      ---   Opinion of Gary P. Van Graafeiland, Esq.

(23)(a)  ---   Consent of Independent Accountants.

(23)(b)  ---   Consent of Gary P. Van Graafeiland, Esq.
               (included in Exhibit (5)).

Item 17.   Undertakings.

           The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by
           Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to
           Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions described in Item 15 above, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ROCHESTER, STATE OF NEW YORK, ON THE 22ND DAY OF JULY, 1997.

                           Eastman Kodak Company


                           By /s/ George M.C. Fisher
                              __________________________________
                              George M.C. Fisher
                              Chairman, Chief Executive Officer
                              and Director


                        POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints each of Gary P. Van Graafeiland and Joyce P. Haag, acting alone or together, as such person's true and lawful attorney-in-fact and agent with full powers of substitution and revocation, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF
1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE
FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JULY 22, 1997.

         Signatures                        Title
         ----------                        -----

  /s/ George M.C. Fisher
______________________________     Chairman, Chief Executive
     George M.C. Fisher            Officer and Director


  /s/ Harry L. Kavetas
______________________________     Chief Financial Officer,
       Harry L. Kavetas            Executive Vice President
                                   and Director

  /s/ David J. FitzPatrick
______________________________     Controller and Vice President
     David J. FitzPatrick


  /s/ Richard S. Braddock
______________________________     Director
     Richard S. Braddock


  /s/ Martha Layne Collins
______________________________     Director
    Martha Layne Collins

  /s/ Alice F. Emerson
______________________________     Director
      Alice F. Emerson


  /s/ Roberto C. Goizueta
______________________________     Director
     Roberto C. Goizueta


  /s/ Paul E. Gray
______________________________     Director
        Paul E. Gray


  /s/ Karlheinz Kaske
______________________________     Director
       Karlheinz Kaske


  /s/ John J. Phelan, Jr.
______________________________     Director
     John J. Phelan, Jr.


  /s/ Laura D'Andrea Tyson
______________________________     Director
    Laura D'Andrea Tyson


  /s/ Richard A. Zimmerman
______________________________     Director
    Richard A. Zimmerman

                           EXHIBIT INDEX

Exhibit
Number                                                           Page
------                                                           ----
(3)(a)   Certificate of Incorporation of Eastman Kodak
         Company (incorporated by reference to Exhibit
         3(A) to the Annual Report on Form 10-K of Eastman
         Kodak Company for the year ended December 31, 1996).

(3)(b) By-Laws of Eastman Kodak Company (incorporated by reference to Exhibit 3(B) to the Annual Report on Form 10-K of Eastman Kodak Company for the year ended December 31, 1996).

(5)      Opinion of Gary P. Van Graafeiland, Esq.

(23)(a)  Consent of Independent Accountants.

(23)(b)  Consent of Gary P. Van Graafeiland, Esq.
         (included in Exhibit(5)).